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                           CAUTHORN HALE HORNBERGER
                           FULLER SHEEHAN & BECKER
                                 INCORPORATED                  Exhibit 5
                                                               Exhibit 23.1
                               ATTORNEYS AT LAW
                        ONE RIVERWALK PLACE, SUITE 620
                         700 NORTH ST. MARY'S STREET           (210) 271-1700
                        SAN ANTONIO, TEXAS 78205-3508        FAX (210) 271-1740


                                 June 28, 1996


Florafax International, Inc.
8075 20th Street
Vero Beach, Florida 32966

         Re:     Registration Statement on Form S-8
                 Nonemployee Directors' Stock Option Plan

Gentlemen:

         We have acted and are acting as counsel for Florafax International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the above-mentioned Registration Statement on Form S-8 (the "Registration Statement"), of 500,000 shares of the Common Stock, par value $.01 per share, of the Company issuable under the Company's Nonemployee Directors' Stock Option Plan (the "Plan").

         We have examined and are familiar with the originals or copies, the authenticity of which has been established to our satisfaction, of all such documents, corporate records and other instruments as we have deemed necessary to express the opinions hereinafter set forth.

         Based upon the foregoing, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.


         2. The shares of the Common Stock of the Company to be issued pursuant to the Plan will have been duly authorized and legally issued and will constitute fully paid and non-assessable shares of the Common Stock of the Company when issued in accordance with the Plan.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                                                   Yours very truly,


                                                   Drew R. Fuller, Jr.
DRFJr/sh